UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2026

GALECTO, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39655	37-1957007
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

75 State Street, Suite 100

Boston, MA 02109

(Address of principal executive offices, including zip code)

(+45) 70 70 52 10

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trade Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value per share	GLTO	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement

On February 10, 2026, Galecto, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Jefferies LLC and Leerink Partners LLC, as the representatives of the several underwriters named therein (the “Underwriters”), relating to the offer and sale (the “Offering”) of 14,473,685 shares of the Company’s common stock, par value $0.00001 per share (the “Common Stock”), at a public offering price of $19.00 per share. In addition, the Company granted the Underwriters a 30-day option (the “Option”) to purchase up to an additional 2,171,052 shares of its Common Stock on the same terms and conditions as the Common Stock sold in the Offering, which the Underwriters exercised in full on February 11, 2026.

The net proceeds to the Company from the Offering are approximately $295.9 million, which includes the proceeds from the exercise of the Option, after deducting underwriting discounts and commissions and estimated offering expenses. The net proceeds of this Offering together with existing cash and cash equivalents are expected to be sufficient to fund operations into Phase 3 development of DMR-001. The Company has based this estimate on assumptions that may prove to be incorrect, and the Company could use its available capital resources sooner than it currently anticipates.

The Common Stock described above was offered pursuant to an automatic shelf registration statement on Form S-3 (File No. 333-293343), which was filed with the U.S. Securities and Exchange Commission (the “SEC”) on February 10, 2026 and automatically became effective upon filing. A final prospectus supplement dated February 10, 2026 relating to and describing the terms of the Offering was filed with the SEC on February 11, 2026. The Offering is expected to close on February 12, 2026.

In the Underwriting Agreement, the Company agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute payments that the underwriters may be required to make because of such liabilities. The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed herewith as Exhibit 1.1 and incorporated by reference herein.

A copy of the opinion of Gibson, Dunn & Crutcher LLP relating to the validity of the shares of Common Stock issued in the Offering is filed herewith as Exhibit 5.1.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Exhibit Description

1.1	Underwriting Agreement, by and among the Company and Jefferies LLC and Leerink Partners LLC, dated as of February 10, 2026

5.1	Opinion of Gibson, Dunn & Crutcher LLP

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Galecto, Inc.

Date: February 11, 2026	By:	/s/ Sherwin Sattarzadeh
Sherwin Sattarzadeh
Chief Operating Officer